Exhibit 99.1

Blucora Reports Third Quarter Results

BELLEVUE, Wash., November 5, 2013 (BUSINESS WIRE) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the third quarter ended September 30, 2013.

“Our businesses performed well in the third quarter,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “InfoSpace is executing through changes in the search marketplace and TaxACT is readying for the coming tax season. We were also thrilled to add Monoprice to our Company in the third quarter. I am pleased with the focus of our teams and optimistic about the many opportunities in front of us at Blucora.”

Summary Financial Performance: 3Q 2013

($ in millions except per share amounts)

	Q3 2013	Q3 2012	Growth
Revenues	$124.1	$92.9	34%
Search	$107.7	$91.4	18%
Tax Preparation	$1.7	$1.5	20%
E-Commerce	$14.6	N/A	N/A

Adjusted EBITDA	$16.6	$12.1	37%
Non-GAAP Net Income	$13.0	$10.4	24%
Non-GAAP Diluted EPS	$0.30	$0.25	21%

Net Loss*	$(6.5)	$(2.4)	N/A
GAAP Diluted EPS (Loss)*	$(0.16)	$(0.06)	N/A

*	Net Loss and GAAP Diluted EPS includes a $4.0 million and $4.3 million non-cash loss on derivative instrument in 3Q13 and 3Q12, respectively; and 3Q13 includes an additional $5.3 million in non-recurring charges. See reconciliation of non-GAAP to GAAP measures in table below.

Segment Information

During the third quarter of 2013, Blucora acquired Monoprice, an online provider of self-branded consumer electronics and accessories for both consumers and businesses. As a result of the acquisition, the Company has changed its reporting to reflect how it measures the operating performance of its businesses. Blucora will now report three segments: Search, Tax Preparation, and E-Commerce.

The operating segments exclude allocations for corporate operating expenses (certain general, administrative, and other overhead costs), depreciation, amortization of intangible assets, and other charges and non-operating gains or losses.

Search

Performance in the third quarter of 2013 reflects growth in InfoSpace owned and operated properties and the addition of new search distribution partners. Segment revenue for the third quarter of 2013 was $107.7 million, up 18 percent over the third quarter of 2012.

Segment income was $21.3 million, up 30 percent over prior year.

Tax Preparation

Tax Preparation revenue for the third quarter of 2013 was $1.7 million, up 20 percent over the same period last year. Segment loss for the third quarter was $1.6 million.

E-Commerce

Blucora completed the acquisition of Monoprice on August 22, 2013. Third quarter results include Monoprice from the acquisition close date through September 30, 2013. E-Commerce revenue for the third quarter of 2013 was $14.6 million. E-Commerce segment income was $0.9 million or 6 percent of segment revenue, and reflects certain purchase accounting adjustments.

Corporate Operating Expenses

Unallocated corporate operating expenses for the third quarter of 2013, which includes costs associated with the acquisition of Monoprice, were $4.0 million.

Fourth Quarter Outlook

For the fourth quarter of 2013, the Company expects revenues to be between $156.0 million and $164.0 million, Adjusted EBITDA to be between $19.5 million and $22.0 million, Non-GAAP Net Income to be between $15.0 million and $17.5 million, or $0.34 to $0.39 per diluted share, and Net Income to be between $2.0 million and $3.5 million, or $0.04 to $0.08 per diluted share. The Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time (5 p.m. Eastern time) during which the Company will further discuss third quarter results and its outlook including tax preparation segment guidance for the first half of 2014. The live webcast and supplemental materials are included in a current report on form 8-K and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website.

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About Blucora™

Blucora (NASDAQ: BCOR), one of FORTUNE® Magazine’s 100 Fastest-Growing Companies in 2013, owns a portfolio of leading Internet businesses. InfoSpace provides online search and monetization solutions to a network of more than 100 partners globally. TaxACT provides digital DIY tax preparation services to individual consumers and professional preparers. Monoprice is an online provider of self-branded consumer electronics and accessories for both consumers and businesses. The Blucora team brings decades of experience operating and investing in digitally-enabled businesses. More information about Blucora may be found at www.blucora.com. Follow and subscribe to Blucora on Twitter, LinkedIn, and YouTube.

Source: Blucora, Inc.

Blucora Contact:

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Operations (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Revenues:
Services revenue	$109,491	$92,870	$392,010	$309,449
Product revenue	14,630	—	14,630	—

Total revenues	124,121	92,870	406,640	309,449
Operating expenses:
Cost of revenues:
Services cost of revenue (includes amortization of acquired intangible assets of $1,906, $2,014, $5,773 and $5,605)	72,935	69,918	219,274	192,308
Product cost of revenue	10,622	—	10,622	—

Total cost of revenues (1)	83,557	69,918	229,896	192,308
Engineering and technology (1)	2,905	2,410	7,951	7,431
Sales and marketing (1)	18,230	7,796	71,409	37,492
General and administrative (1)	8,421	5,283	21,362	21,705
Depreciation	697	560	1,738	1,627
Amortization of intangible assets	4,184	3,169	10,521	8,450

Total operating expenses	117,994	89,136	342,877	269,013

Operating income	6,127	3,734	63,763	40,436
Other loss, net (2)	(13,118)	(5,196)	(20,427)	(7,681)

Income (loss) before income taxes	(6,991)	(1,462)	43,336	32,755
Income tax benefit (expense)	510	(936)	(17,803)	(14,049)

Net income (loss)	$(6,481)	$(2,398)	$25,533	$18,706

Income (loss) per share:
Basic	$(0.16)	$(0.06)	$0.62	$0.47

Diluted	$(0.16)	$(0.06)	$0.60	$0.45

Weighted average shares outstanding:
Basic	41,088	40,511	41,048	40,108
Diluted	41,088	40,511	42,878	41,425

(1)

In the nine months ended September 30, 2012, an additional $5.2 million in stock-based compensation expense was recorded in association with the modification of the terms of a warrant and the vesting of a non-employee performance-based equity award, which were both triggered by the acquisition of the TaxACT business, and the related expense was allocated to general and administrative expense. Stock-based compensation expense for the three and nine months ended September 30, 2013 and 2012 is allocated among the following captions (in thousands):

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Stock-Based Compensation
Cost of revenues	$94	$183	$541	$331
Engineering and technology	370	332	942	894
Sales and marketing	649	587	1,652	1,389
General and administrative	2,139	1,093	5,355	8,309

Total stock-based compensation expense	$3,252	$2,195	$8,490	$10,923

(2)	Other loss, net for the three and nine months ended September 30, 2013 and 2012 is allocated among the following captions (in thousands):

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Other Loss, Net
Interest income	$(42)	$(18)	$(206)	$(79)
Interest expense	2,669	794	6,707	2,647
Amortization of debt issuance costs	258	83	841	746
Accretion of debt discount	862	34	1,972	294
Loss on derivative instrument	3,956	4,335	5,931	4,274
Impairment of equity investment in privately-held company	3,711	—	3,711	—
Loss on debt extinguishment and modification expense	1,593	—	1,593	—
Other	111	(32)	(122)	(201)

Total other loss, net	$13,118	$5,196	$20,427	$7,681

Blucora, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30,	December 31,
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$97,821	$68,278
Short-term investments, available-for-sale	150,561	94,010
Accounts receivable, net of allowance of $31 and $10	46,896	34,932
Other receivables	8,943	3,942
Inventory	26,577	—
Prepaid expenses and other current assets, net	6,928	10,911

Total current assets	337,726	212,073

Property and equipment, net	15,165	7,533
Goodwill	343,139	230,290
Other intangible assets, net	185,421	132,815
Other long-term assets	6,043	2,582

Total assets	$887,494	$585,293

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$50,862	$37,687
Accrued expenses and other current liabilities	26,278	13,280
Deferred revenue	6,195	3,157
Short-term portion of long-term debt, net of discount of $0 and $160	—	4,590
Derivative instruments	14,495	8,974

Total current liabilities	97,830	67,688

Long-term liabilities:
Long-term debt, net of discount of $264 and $468	65,120	69,278
Convertible senior notes	180,725	—
Deferred tax liability, net	56,020	29,333
Deferred revenue	2,143	1,319
Other long-term liabilities	2,022	2,225

Total long-term liabilities	306,030	102,155

Total liabilities	403,860	169,843

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,434,471	1,392,098
Accumulated deficit	(950,843)	(976,376)
Accumulated other comprehensive income (loss)	2	(276)

Total stockholders’ equity	483,634	415,450

Total liabilities and stockholders’ equity	$887,494	$585,293

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30,	September 30,
	2013	2012
Operating activities:
Net income	$25,533	$18,706
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	8,490	6,637
Warrant-related stock-based compensation	—	4,286
Loss on derivative instrument	5,931	4,274
Depreciation and amortization of intangible assets	19,413	16,950
Excess tax benefits from stock-based award activity	(24,596)	(20,882)
Deferred income taxes	(8,209)	(7,398)
Unrealized amortization of premium on investments, net	857	(335)
Loss on equity investment in privately-held company	289	—
Impairment loss on equity investment in privately-held company	3,711	—
Amortization of debt issuance costs	841	746
Accretion of debt discount	1,972	294
Loss on debt extinguishment and modification expense	1,593	—
Interest expenses incurred but not paid due to refinance	199	—
Other	120	(21)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(8,756)	(907)
Other receivables	1,090	504
Inventory	900	—
Prepaid expenses and other current assets	6,694	705
Other long-term assets	(2,296)	(612)
Accounts payable	1,873	(2,344)
Deferred revenue	2,563	3,183
Accrued expenses and other current and long-term liabilities	27,176	15,174

Net cash provided by operating activities	65,388	38,960

Investing activities:
Business acquisition, net of cash acquired	(180,500)	(279,386)
Equity investment in privately-held company	(4,000)	—
Purchases of property and equipment	(3,066)	(2,776)
Change in restricted cash	2,491	168
Proceeds from sales of investments	25,825	184,934
Proceeds from maturities of investments	151,561	32,125
Purchases of investments	(234,771)	(59,076)

Net cash used by investing activities	(242,460)	(124,011)

Financing activities:
Proceeds from issuance of convertible debt, net of debt issuance costs of $6,432	194,818	—
Proceeds from loan, net of debt issuance costs of $2,343 and debt discount of $953	—	96,704
Debt issuance costs on credit facility	(28)	—
Repayment of debt	(10,000)	(25,504)
Stock repurchases	(3,525)	—
Excess tax benefits from stock-based award activity	24,596	20,882
Proceeds from stock option exercises	1,700	7,812
Proceeds from issuance of stock through employee stock purchase plan	1,065	601
Tax payments from shares withheld upon vesting of restricted stock units	(2,011)	(934)

Net cash provided by financing activities	206,615	99,561

Net increase in cash and cash equivalents	29,543	14,510

Cash and cash equivalents:
Beginning of period	68,278	81,897

End of period	$97,821	$96,407

Blucora, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Revenue
Search	$107,742	$91,408	$302,840	$248,511
Tax Preparation	1,749	1,462	89,170	60,938
E-Commerce	14,630	—	14,630	—

Total revenue	124,121	92,870	406,640	309,449
Operating income (loss)
Search	21,319	16,356	57,501	44,807
Tax Preparation	(1,605)	(1,561)	43,617	32,528
E-Commerce	906	—	906	—
Corporate-level activity	(14,493)	(11,061)	(38,261)	(36,899)

Total operating income	6,127	3,734	63,763	40,436
Other loss, net	(13,118)	(5,196)	(20,427)	(7,681)
Income tax benefit (expense)	510	(936)	(17,803)	(14,049)

Net income (loss)	$(6,481)	$(2,398)	$25,533	$18,706

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income (loss) (2)	$(6,481)	$(2,398)	$25,533	$18,706
Depreciation and amortization of intangible assets	7,216	6,171	19,413	16,950
Stock-based compensation	3,252	2,195	8,490	10,923
Other loss, net (3)	13,118	5,196	20,427	7,681
Income tax expense (benefit)	(510)	936	17,803	14,049

Adjusted EBITDA	$16,595	$12,100	$91,666	$68,309

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Net Income Reconciliation (1)

(Unaudited)

	(Amounts in thousands, except per share amounts) Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income (loss) (2)	$(6,481)	$(2,398)	$25,533	$18,706
Stock-based compensation	3,252	2,195	8,490	10,923
Amortization of acquired intangible assets	6,090	5,183	16,294	14,055
Accretion of debt discount on convertible notes	843	—	1,816	—
Loss on derivative instrument	3,956	4,335	5,931	4,274
Impairment of equity investment in privately-held company	3,711	—	3,711	—
Loss on debt extinguishment and modification expense	1,593	—	1,593	—
Cash tax impact of adjustments to GAAP net income	(1)	(15)	(181)	(102)
Non-cash income tax expense (1)	7	1,121	16,412	12,899

Non-GAAP net income (4)	$12,970	$10,421	$79,599	$60,755

Per share amounts
Net income (loss) - diluted	(0.16)	(0.06)	0.60	0.45
Stock-based compensation - diluted	0.08	0.05	0.20	0.27
Amortization of intangible assets - diluted	0.14	0.12	0.38	0.34
Accretion of debt discount on convertible notes - diluted	0.02	—	0.04	—
Loss on derivative instrument - diluted	0.09	0.11	0.13	0.10
Impairment of equity investment in privately-held company - diluted	0.09	—	0.09	—
Loss on debt extinguishment and modification expense - diluted	0.04	—	0.04	—
Cash tax impact of adjustments to GAAP net income - diluted	(0.00)	(0.00)	(0.00)	(0.00)
Non-cash income tax expense per share - diluted	0.00	0.03	0.38	0.31

Non-GAAP net income per share - diluted	$0.30	$0.25	$1.86	$1.47

Weighted average shares outstanding used in computing diluted non-GAAP income per share and its components	43,142	42,048	42,878	41,425

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending December 31, 2013
Net income	$2,000	$3,500
Depreciation and amortization of acquired intangible assets	8,800	8,700
Stock-based compensation	3,300	3,200
Other loss, net (5)	3,900	3,900
Income tax benefit	1,500	2,700

Adjusted EBITDA	$19,500	$22,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending December 31, 2013
Net loss	$2,000	$3,500
Stock-based compensation	3,300	3,200
Amortization of intangible assets	7,500	7,500
Accretion of debt discount	900	900
Non-cash income tax benefit	1,300	2,400

Non-GAAP net income	$15,000	$17,500

(1)

Blucora’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of discontinued operations (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other loss (income), net (which includes such items as interest expense, interest income, gains or losses on derivative instruments, other than temporary impairment losses on equity investments, losses on debt extinguishments and modifications, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, gains on resolution of contingencies, and litigation settlements), as detailed above. Blucora’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance. Blucora uses this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. Blucora believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, Blucora’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Blucora defines non-GAAP net income differently for this report than it has defined it in the past, due to the refinance of the term debt and impairment of equity investments in privately-held company. For this report, Blucora defines non-GAAP net income as net income, determined in accordance with GAAP, excluding the effects of loss from discontinued operations, net of taxes, stock-based compensation expense, amortization of acquired intangible assets, accretion of debt discount on convertible notes, gain or loss on derivative instrument, other than temporary impairment losses on equity investments, losses on debt extinguishments and modification expenses, and the related cash tax impact of those adjustments, and non-cash income taxes from continuing operations as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets (which consist primarily of U.S. federal net operating losses). The Company’s management believes that excluding the non-cash portion of income tax expense from its GAAP net income provides meaningful supplemental information to investors and analysts regarding the Company’s performance and the valuation of its business because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share provide meaningful supplemental information to management, investors and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share are common measures used by investors and analysts to evaluate the Company’s performance and the valuation of its business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and therefore Blucora’s non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other loss, net primarily includes such items as interest expense, interest income, derivative instrument gains or losses, accretion of debt discount, amortization of debt issuance costs, other than temporary impairment losses on equity investments, and losses on debt extinguishments and modification expenses.

(4)	The Company’s new definition of non-GAAP net income does not impact presentation of this non-GAAP financial measure for prior periods.
(5)

Other loss, net primarily includes such items as interest expense, interest income, derivative instrument gains or losses, accretion of debt discount and amortization of debt issuance costs, other than temporary impairment losses on equity investments, losses on debt extinguishments and modification expenses. The Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.